Exhibit 10.47

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT dated as of December 3, 2018 (this  “Agreement”), is made by and among (i) TEXAS ROADHOUSE, INC., a Delaware corporation (“Roadhouse”), (ii) TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company (“Holdings”), (iii) GREEN BROTHERS DINING INC., a Florida corporation (“Franchisee”) and (iv) W. KENT TAYLOR, an individual, and MAYNARD INVESTMENTS, LLC, a Kentucky limited liability company (each “Major Shareholder,” and collectively, “Major Shareholders”).

RECITALS

A.

Franchisee and Texas Roadhouse Development Corporation, a Kentucky corporation (“Roadhouse Development Corporation”), are parties to that certain Franchise Agreement dated August 13, 2012 (as amended, the “Franchise Agreement”) relating to that certain Texas Roadhouse franchise location located at 425 E. Eau Gallie Boulevard, Melbourne, Florida 32937 (the “Restaurant”) operated by Franchisee (the “Business”).

B.	Holdings is an affiliate of Roadhouse Development Corporation and wholly-owned by Roadhouse.
C.

As of the date of this Agreement, (i) Maynard Investments LLC, a Kentucky limited liability company, is the record owner of seventeen percent (17%) of the existing shares of Franchisee, and (ii) W. Kent Taylor is the sole member and sole manager of such limited liability company.

D.

Franchisee desires to sell, and Holdings desires to purchase, substantially all of the assets of Franchisee used in the operation of the Business on the terms, conditions, exclusions and limitations set forth in this Agreement.

IN CONSIDERATION OF THE PREMISES AND OF THE MUTUAL PROMISES MADE IN THIS AGREEMENT AND OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS AGREEMENT, AND FOR TEN AND 00/100 DOLLARS ($10.00) IN HAND PAID AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT, ADEQUACY AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

ARTICLE I
DEFINITIONS

1.1.Defined Terms.  When used in this Agreement, the following terms shall have the meanings specified:

“Accounts Receivable” has the meaning set forth in Section 2.1(f).

“Agreement” means this Asset Purchase Agreement, together with all schedules and exhibits referred to in this Agreement, as each may be amended from time to time in accordance with the terms of this Agreement.

“Assumed Obligations” has the meaning set forth in Section 2.5(a).

“Basket” has the meaning set forth in Section 9.4.

“Bill of Sale” means the Bill of Sale with respect to the transfer and sale of certain Purchased Assets, substantially in the form attached as Exhibit “A”.

“Business” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 3.2.

“Closing Date” means December 3, 2018, unless a different date is agreed to in writing by the parties.

“Closing Date Working Capital” has the meaning set forth in Section 2.4(c).

“Closing Time” means 10:00 a.m. Eastern Time on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” has the meaning set forth in Section 4.13(a).

“Employee”  means any manager, employee, officer, independent contractor, agent or consultant of Franchisee employed or engaged by Franchisee in connection with the Business and entitled to an annual salary or other compensation in connection therewith.

“Employee Agreement”  means any management, employment, severance or consulting agreement or contract between Franchisee and any Employee, including, without limitation, summaries of all oral employment or consulting or similar arrangements between Franchisee and any person which are not terminable without liability on thirty (30) days’ or less prior notice.

“Employee Plan”  means any plan, program, policy, practice, contract, agreement or other arrangement providing for severance, termination pay, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded and whether or not legally binding, including, without limitation, each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, maintained, contributed to, or required to be contributed to, for the benefit of any current or former Employee of Franchisee.

“Environmental Laws” has the meaning set forth in Section 4.20.

“Escrow Agreement” has the meaning set forth in Section 2.4(b).

“Excluded Assets” has the meaning set forth in Section 2.1.

“Excluded Obligations” has the meaning set forth in Section 2.5(b).

“Financial Statements” means the financial statements of Franchisee as provided to Holdings relating to Franchisee’s 2016 and 2017 fiscal years, together with first half of Franchisee’s 2018 fiscal year.

“Franchisee” means Green Brothers Dining Inc., a Florida corporation.

“Franchise Agreement” has the meaning set forth in the Recitals.

“GAAP” means those generally accepted accounting principles which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and which are consistently applied.

“Governmental Authority” means the government of (i) the United States of America or any state or other political subdivision thereof, (ii) any other jurisdiction in which Franchisee conducts any part of its Business, or which asserts jurisdiction over any properties of Franchisee, or (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to, any such government.

“Holdback Period” has the meaning set forth in Section 2.4(b).

“Holdings” means Texas Roadhouse Holdings LLC, a Kentucky limited liability company.

“Intellectual Property”  has the meaning set forth in Section 4.11.

“Law” means any federal, state, local or other law or governmental requirement of any kind, whether legislatively, judicially or administratively promulgated and any rules, regulations and orders promulgated thereunder.

“Major Shareholder(s)” means W. Kent Taylor and Maynard Investments, LLC.

“Material Adverse Effect” means a material and adverse effect on the financial condition, assets, liabilities, business, property or prospects of Franchisee, the Purchased Assets, Holdings or Roadhouse, as applicable.

“Operating Agreement” means, collectively, (i) that certain Management Fee Agreement, dated February 23, 2015, by and between Franchisee and Holdings, and (ii) that certain Operating and Management Agreement, dated April 1996, as amended, by and between Franchisee and WKT Restaurant Corp., as predecessor-in-interest to Texas Roadhouse, Inc.

“Personal Property” has the meaning set forth in Section 2.1(b).

“Personal Property Leases” has the meaning set forth in Section 4.10.

“Purchase Price” has the meaning set forth in Section 2.4(a).

“Purchased Assets” has the meaning set forth in Section 2.1.

“Real Property Lease” has the meaning set forth in Section 2.7.

“Records” has the meaning set forth in Section 2.1(h).

“Restaurant” has the meaning set forth in the Recitals.

“Roadhouse” means Texas Roadhouse, Inc., a Delaware corporation.

“Roadhouse Development Corporation” has the meaning set forth in the Recitals.

“Tax Audit” has the meaning set forth in Section 6.12.

“Taxes”  has the meaning set forth in Section 4.19.

“Termination of Real Property Lease” means the termination of the Real Property Lease by and between Franchisee and James M. Kaufman & Associates, LLC, as landlord, substantially in the form attached as Exhibit “D”.

“Third Party Intellectual Property”  has the meaning set forth in Section 4.11(a).

“Transaction” means the transactions contemplated by this Agreement.

ARTICLE II
ASSET EXCHANGE

2.1.Commitment to Sell and Assign.  Upon the terms and subject to the conditions set forth in this Agreement, Franchisee shall sell, transfer, assign, convey and deliver to Holdings all of the assets, properties, interests, business, goodwill, claims and other rights of Franchisee (other than the Excluded Assets) relating to the Business, whether tangible or intangible, vested or unvested, contingent or otherwise, real, personal or mixed, and wherever located, whether or not reflected on the books and records of Franchisee and whether or not described in this Agreement or in any of the schedules or exhibits to this Agreement, as such existed as of the date hereof, including, without limitation, all right, title and interest of Franchisee in and to the specified assets, properties and rights set forth below (collectively, the “Purchased Assets”):

(a) Intentionally omitted;

(b) All fixed assets, furniture, property, equipment, fixtures, tools, machinery, office equipment, plant and other tangible personal property related to or used in connection with the Business or located at Franchisee’s place of business, which are set forth in further detail on Schedule 2.1(b) (the “Personal Property”);

(c) Intentionally omitted;
(d) Intentionally omitted;
(e) All cash held by Franchisee;

(f) All of Franchisee’s accounts receivable, credit card receivables, notes, claims and other amounts receivable by Franchisee as a result of Franchisee ownership of the Purchased Assets or arising out of the Business, as of the Closing Time, including, but not limited to, amounts due from customers and vendors, whether or not arising in the ordinary course of business (the “Accounts Receivable”);

(g) Prepaid expenses or advances to third parties relating to the Business, including, without limitation, deposits and maintenance agreements;

(h) Except as set forth below, all business, accounting and financial records, property records, contract records, personnel records, correspondence, files, books and documents of Franchisee relating to the Business, including, without limitation, sales, marketing and advertising data and materials, customer and mailing lists, production reports, equipment logs, guides, vendor and customer invoices, credit reports, billing records, service records, software and related documentation, artwork, photographs, manuals and teaching aids, engineering, maintenance and production records (the “Records”);

(i) All of Franchisee’s inventory related to the Business;

(j) All of Franchisee’s licenses and permits required for the operation of the Business and the operation of the Purchased Assets or used by Franchisee (to the extent consent or notification is required for assignment, Franchisee shall obtain such consent and provide applicable notification prior to Closing);

(k) All Intellectual Property, including, but not limited to, that set forth on Schedule 2.1(k);
(l) All of Franchisee’s rights to use the Third Party Intellectual Property, including, but not limited to, that set forth on Schedule 2.1(l);
(m) All goodwill associated with the Business; and
(n) Intentionally omitted.

Notwithstanding the foregoing, the Purchased Assets shall not include: (i) any contract or agreement relating to the Business that is not a Contract (as hereinafter defined); and (ii) original books and records that comprise Franchisee’s permanent accounting, tax or corporate records and books and records that Franchisee is required to retain pursuant to any statute, rule or regulation; provided,  however, Franchisee shall provide Holdings with copies or information regarding each of the foregoing (collectively, the “Excluded Assets”).

2.2.Intentionally Omitted.

2.3.Commitment to Purchase and Accept.  Upon the terms and subject to the conditions set forth in this Agreement, Holdings shall purchase, accept and acquire the Purchased Assets, free and clear of all liens, claims and encumbrances whatsoever (except as set forth in Section 4.4), and in full payment for such purchase shall pay to Franchisee the Purchase Price.

2.4.Purchase Price; Escrow of Shares; Working Capital Adjustment.

(a) Subject to customary closing adjustments for taxes, utilities, accrued employee fringe benefits, Assumed Obligations,  Closing Date Working Capital (as defined herein below and as set forth in Schedule 2.4[a])  and other similar items, the purchase price for the Purchased Assets (the “Purchase Price”) shall be Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), allocated among the various classes of Purchased Assets as set forth in Schedule 2.4(a).  The Purchase Price shall be paid in the following manner: (i) Two Million and 00/100 Dollars ($2,000,000.00, reflecting eighty percent [80%] of the Purchase Price) shall be paid by Holdings to Franchisee on the Closing Date; and (ii) Five Hundred Thousand and  00/100 Dollars ($500,000.00, reflecting twenty percent [20%] of the Purchase Price) shall be deposited by Holdings on the Closing Date to be held in escrow during the Holdback Period.  The parties acknowledge that the base amount for Franchisee’s Working Capital used to determine the Purchase Price was zero dollars ($0.00), and that any final determination as to any increase or decrease in Franchisee’s Working Capital as of the Closing Date in accordance with Section 2.4(c) shall result in an increase or decrease, as applicable, in the Purchase Price.

(b) The parties acknowledge that twenty percent (20%) of the Purchase Price shall be held in escrow for a period of up to twelve (12) months after the Closing Date (the “Holdback Period”), pursuant to the terms of an escrow agreement substantially in the form of the agreement attached as Exhibit “C” (the “Escrow Agreement”).  Upon the date that is six (6) months after the Closing Date, fifty percent (50%) of the funds held in escrow shall be released to Franchisee, less (i) any funds subject to an indemnification claim by

Holdings made prior to such date,  (ii) any amounts paid by Holdings to vendors in connection with the Business that relate to periods prior to the Closing Date,  (iii) any amounts payable by Franchisee to Holdings as a result of the reconciliation of Franchisee’s Working Capital described in Section 2.4(a) herein above, and/or (iv) any amounts paid by Holdings in connection with the Tax Audit.  All funds remaining in escrow upon the expiration of the Holdback Period shall be released to Franchisee, less (x) any funds then subject to an indemnification claim as further set forth in the Escrow Agreement, (y) any amounts paid by Holdings to vendors in connection with the Business that relate to periods prior to the Closing Date and not applied to the portion of the escrow funds released in accordance with the immediately preceding sentence, and/or (z) any amounts paid by Holdings in connection with the Tax Audit and not applied to the portion of the escrow funds released in accordance with the immediately preceding sentence.

(c) The parties agree that the final determination of the Franchisee’s  Working Capital as of the Closing Date (the “Closing Date Working Capital”) shall be jointly determined by Holdings and Franchisee within six (6) months after Closing.  If the Closing Date Working Capital is less that the amount set forth on Schedule 2.4(a), then Franchisee shall pay the difference in cash to Holdings within six (6) months after the Closing Date.  If the Closing Date Working Capital is greater than the amount set forth on Schedule 2.4(a),  Holdings shall pay the difference to Franchisee in cash within six (6) months after Closing.  If there is a disagreement between the parties regarding the final determination of the Closing Date Working Capital, then the final determination of Closing Date Working Capital shall be made by an accounting firm selected by mutual agreement of Holdings and Franchisee, or if no agreement can be reached, then by Roadhouse’s regularly employed accounting firm, with results of such determination binding on all parties.

2.5.Liabilities.

(a) On the Closing Date, Holdings shall assume only the following specifically enumerated obligations and liabilities of Franchisee (the “Assumed Obligations”):
(i) liabilities and obligations arising on and after the Closing Date (except as otherwise set forth in this Agreement) under the assets included in the Purchased Assets; and
(ii) liabilities for accounts payable, liabilities for gift cards issued by Franchisee and accrued and unpaid expenses of the Business incurred in the ordinary course of business.

(b) Franchisee shall retain, and Holdings shall not assume, any liabilities or obligations (other than the Assumed Obligations) of Franchisee, whether known or unknown, fixed or contingent, including, without limitation, the following obligations or liabilities (the “Excluded Obligations”):

(i) obligations and liabilities arising out of or relating to the Excluded Assets and/or the Real Property Lease;
(ii) liabilities of Franchisee for Taxes;
(iii) intentionally omitted;

(iv) other liabilities of the Business not expressly included in the Assumed Obligations, including, without limitation, all liabilities of Franchisee in connection with the Business arising under or pursuant to Environmental Laws arising from events occurring prior to the Closing Date; and

(v) all overdrafts.

2.6.Power of Attorney.  Effective as of the Closing Time, Franchisee constitutes and appoints Holdings and its successors, legal representatives and assigns the true and lawful attorneys of Franchisee, with full power of substitution, in the name of Franchisee or Holdings, but on behalf of and for the benefit of Holdings and its successors, legal representatives and assigns to: (a) demand and receive from time to time any and all of the Purchased Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (b) institute, prosecute, compromise and settle any and all proceedings at law, in equity or otherwise that Holdings and its successors, legal representatives or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets; (c) defend any or all actions, suits or proceedings in respect of any of the Purchased Assets; and (d) do all such acts and things in relation to such matters as Holdings and its successors, legal representatives or assigns deem desirable.  Franchisee agrees that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by it in any manner or for any reason.  After the Closing Time, Holdings shall have the right to receive and open all mail, packages and other communications addressed to Franchisee and relating to the Purchased Assets, and Franchisee agrees promptly to deliver to Holdings any such mail, packages or other communications received directly or indirectly by Franchisee.  Holdings shall promptly deliver to Franchisee all mail, packages and other communications received by it which relate to Franchisee but do not relate to the Purchased Assets.  Notwithstanding any provisions contained in this Section 2.6 to the contrary, such power of attorney granted by Franchisee to Holdings shall be limited solely with respect to the Transaction.

2.7.Termination of Real Property Lease.  Franchisee and Holdings acknowledge and agree that (a) Franchisee is party to a certain lease, as amended, for the Franchisee’s lease of certain premises in connection with the Business, which such lease is more particularly described on Schedule 2.7 (the “Real Property Lease”), and (b) Franchisee shall cause the Real Property Lease to be terminated as of the Closing Date by entering into and delivering at Closing the Termination of Real Property Lease in accordance with Section 3.3(c) hereof.

ARTICLE III
CLOSING

3.1.Approval by Franchisee’s Shareholders; Shareholder Instruments.  Franchisee shall take any additional appropriate action necessary to have the transactions contemplated in Article II approved by Franchisee’s shareholders in accordance with the applicable provisions of the State corporation laws of the State of Franchisee’s organization.

3.2.Closing.  The closing of the transactions contemplated in this Agreement (the “Closing”) will be held in escrow on the Closing Date at the offices of First American Title Insurance Company, 1660 W. 2nd Street, Suite 700, Cleveland, Ohio 44113, Attention: Janine Djuric (“Escrow Agent”),  unless the parties otherwise agree.  All transactions occurring at the Closing shall be deemed to have occurred simultaneously as of the Closing Time, and no one transaction shall be complete until all transactions have been completed. Holdings and Franchisee shall each pay at Closing one-half (1/2) of the escrow fee and the expenses of the Escrow Agent.

3.3.Franchisee’s Deliveries at Closing. Franchisee and each Major Shareholder, as and if applicable, shall execute and deliver, or cause to be executed and delivered, at the Closing to Holdings the following:

(a) Intentionally omitted;

(b) the Bill of Sale conveying in the aggregate all of the Personal Property, Intellectual Property and Records, and any other personal property included in the Purchased Assets, substantially in the form attached as Exhibit “A”;

(c) the Termination of Real Property Lease, substantially in the form attached as Exhibit “D”;
(d) intentionally omitted;

(e) true, correct and complete copies of Franchisee’s Articles or Certificate of Incorporation and all amendments thereto, certified within sixty (60) days of the Closing Date by the Secretary of State of Franchisee’s State of incorporation (with copy certified as of the Closing Date by Franchisee’s secretary or comparable officer);

(f) a certificate of the Secretary of State of Franchisee’s State of incorporation, dated within sixty (60) days of the Closing Date, duly certifying as to the existence and good standing of Franchisee as a corporation under the laws of the state of Franchisee’s State of incorporation (to be updated during the week prior to Closing);

(g) certificates from each State, if any, where Franchisee is required to be qualified as a foreign corporation showing such qualification, dated as of a recent date;

(h) a certificate executed by an officer of Franchisee, dated as of the Closing Date and substantially in the form attached as Exhibit “E‑1”, that certifies (i) the due adoption by Franchisee of resolutions attached to such certificate authorizing the Transaction and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of Franchisee of this Agreement and the approval of the Transaction by the requisite vote under applicable law; and (iii) that the copy of the Bylaws attached to such certificate is a true and correct copy of such Bylaws and that such Bylaws have not been amended;

(i) a certificate executed by an officer of Franchisee, dated as of the Closing Date and substantially in the form attached as Exhibit “F‑1”, that certifies that the representations and warranties of Franchisee contained in this Agreement are true and correct as of the Closing Date and that Franchisee has performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Franchisee at or prior to Closing;

(j) intentionally omitted;
(k) all of Franchisee’s books and records constituting a part of the Purchased Assets, including, without limitation, the Records;
(l) possession or constructive possession of the Purchased Assets;
(m) such documents necessary to release the Purchased Assets from all liens, claims, and encumbrances not expressly assumed hereunder;

(n) such other agreements, documents and/or instruments, including, without limitation, specific releases, assignments, bills of sale and other instruments of conveyance and transfer, in form and substance acceptable to Holdings, as may be appropriate to transfer, convey and deliver the Purchased Assets from Franchisee to Holdings and to vest in Holdings title thereto free and clear of all liens, claims and encumbrances (except as set forth in Section 4.4);
(o) such other documents, instruments and certificates as Holdings may request;
(p) the Escrow Agreement;
(q) Termination of Franchise Agreement and General Release substantially in the form attached as Exhibit “I”;
(r) Amendment and Partial Termination of Operating Agreement substantially in the form attached as Exhibit “H”;

(s) tax clearance letter or certificate of no tax due issued by the state in which the Restaurant is located showing that no taxes are due and owing to the state by Franchisee, dated as of a date that is reasonably acceptable to Holdings; and

(t) intentionally omitted.

3.4.Holdings’s Deliveries.  Holdings shall execute and deliver, or cause to be executed and delivered, to Franchisee at the Closing the following:

(a) immediately available funds in the amount of eighty percent (80%) of the Purchase Price;
(b) intentionally omitted;

(c) a certificate executed by an officer of Roadhouse, dated as of the Closing Date and substantially in the form attached as Exhibit “F‑2”, that certifies that the representations and warranties of Roadhouse contained in this Agreement are true and correct as of the Closing Date and that Roadhouse has performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Roadhouse at or prior to Closing;

(d) a certificate executed by an officer of Roadhouse, dated as of the Closing Date and substantially in the form attached as Exhibit “E‑2” that certifies the due adoption by Roadhouse of resolutions attached to such certificate authorizing the Transaction and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby;

(e) a certificate executed by an officer of Holdings, dated as of the Closing Date and substantially in the form attached as Exhibit “F‑3”, that certifies that the representations and warranties of Holdings contained in this Agreement are true and correct as of the Closing Date and that Holdings has performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Holdings at or prior to Closing;

(f) a certificate executed by an officer of Holdings, dated as of the Closing Date and substantially in the form attached as Exhibit “E‑3” that certifies the due adoption by Holdings of resolutions attached to such certificate authorizing the Transaction and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby;

(g) the Escrow Agreement;

(h) intentionally omitted; and
(i) the Amendment and Partial Termination of Operating Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF FRANCHISEE AND MAJOR SHAREHOLDERS

Franchisee and Major Shareholders hereby jointly and severally represent and warrant to Roadhouse and Holdings that each of the statements set forth in this Article IV is true, correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement.

4.1.Organization and Authority of Franchisee.  Franchisee is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation and is duly qualified as a foreign corporation and, if applicable, is in good standing in each jurisdiction in which such qualification is required by law.  Franchisee has full power and authority to enter into and perform its obligations under this Agreement and under all other agreements, documents and/or instruments to be executed and/or delivered by Franchisee pursuant to or in connection with this Agreement.  Franchisee has full power and authority to own, operate and/or hold under lease the Purchased Assets as, and in the places where, such properties and assets now are owned, operated or held and to transact the business it transacts and proposes to transact.

4.2.Authorization; Enforceability.  The execution, delivery and performance by Franchisee of this Agreement and of all of the agreements, documents and/or instruments to be executed and/or delivered by Franchisee pursuant to or in connection with this Agreement have been duly authorized by all necessary corporate action of Franchisee.  This Agreement is, and the other agreements, documents and instruments referred to herein will be, when executed and delivered by the parties, the valid, legal and binding obligations of Franchisee and Major Shareholders, enforceable against Franchisee and Major Shareholders in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3.No Violation or Conflict by Franchisee.  The execution, delivery and performance of this Agreement by Franchisee and Major Shareholders does not and will not violate, conflict with or result in the creation or imposition of any lien, charge or encumbrance under any Law, judgment, order or decree binding on Franchisee or the Articles of Incorporation or the Bylaws of Franchisee, or any contract or agreement to which Franchisee is a party or by which Franchisee or any of the Purchased Assets are bound.

4.4.Title to Assets.

(a) Except as set forth on Schedule 4.4(a), Franchisee has good and marketable title to all of the Purchased Assets (including, without limitation, the Personal Property) pursuant to the schedules hereto and a good and valid leasehold interest in all property leased by Franchisee and used in connection with the Business, in each case, free and clear of all liens, claims and encumbrances.  Upon delivery of the Purchased Assets at the Closing, good and valid title to Purchased Assets, free and clear of all mortgages, liens, claims, pledges, security interests or other encumbrances, will pass to Holdings.

(b) Intentionally omitted.

4.5.Intentionally Omitted.

4.6.No Litigation.  Except as described on Schedule 4.6, there are no actions at law or in equity, or arbitration proceedings, or claims or investigations of which Franchisee has received notice that are pending, or to Franchisee’s knowledge threatened, or state of facts existing, which gives Franchisee any reasonable basis to anticipate any such action, proceeding, claim or investigation.  There are no proceedings pending, or to Franchisee’s knowledge threatened, against Franchisee and related to the Business by or before any governmental board, department, commission, bureau, instrumentality or agency, or state of facts existing which gives Franchisee any reasonable basis to anticipate any such proceeding; and Franchisee’s ownership and operation of the Business is not in violation of any order, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency.

4.7.Financial Statements and Financial Condition.  The Financial Statements (a) were prepared in accordance with the books of account and records of Franchisee, (b) are true, correct and complete and present fairly the financial position and results of operations of the Business as of the dates and for the periods indicated therein, (c) make full and adequate disclosure of, and provision for, all obligations and liabilities of the Business as of the dates thereof, and (d) were prepared in conformity with GAAP (except with respect to interim financial statements that are subject to normal year-end adjustments that will not be material).

4.8.Liabilities and Obligations.  The Financial Statements reflect all liabilities of Franchisee relating to the Business, accrued, contingent or otherwise, arising out of transactions effected or events occurring on or prior to the date of such Financial Statements.  All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for the losses contemplated thereby.  Except as set forth in the Financial Statements, Franchisee is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity which relates to or effects the Business.

4.9.Intentionally Omitted.

4.10.Personal Property; Inventories.  Schedule 2.1(b) sets forth a description of all Personal Property, and separately sets forth all tangible property (other than Excluded Assets) (i) leased by Franchisee, (ii) in the possession of Franchisee and owned by other persons, or (iii) owned by Franchisee and in the possession of other persons.  Schedule 4.10 contains a complete and accurate list of Franchisee’s interest in all leases of equipment and other personal property pertaining to the Business (the “Personal Property Leases”). Except for the Personal Property Leases listed on Schedule 4.10, there are no other Personal Property Leases to which Franchisee is party and which relate to the Business or to the Purchased Assets.

4.11.Intellectual Property.

(a) Franchisee owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, trade secrets, service marks, copyrights, maskworks and any applications therefor, technology, know-how, video and audio compression algorithms, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the Business (the “Intellectual Property”).  Schedule 2.1(k) lists all Intellectual Property and, if Franchisee owns such Intellectual Property, specifies the jurisdictions in which each such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.  Schedule 2.1(l) includes and specifically identifies all Intellectual Property owned by or licensed from third parties that are incorporated in, are, or form a part of, any Franchisee product or service, excluding any such intellectual property rights that are available on a commodity basis (such as “shrink wrap” licenses) and which are non-exclusive, terminable and available at a standard fee (collectively, “Third Party

Intellectual Property”). Franchisee has not licensed or entered into agreements with third parties regarding the license, use or restriction on use of any Intellectual Property.

(b) Franchisee is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property.  No claims with respect to the Intellectual Property or Franchisee’s use of any Third Party Intellectual Property are currently pending, or to Franchisee’s knowledge threatened, by any person, nor does Franchisee know of any valid grounds for any bona fide claims.  All of the Intellectual Property held by Franchisee is valid and subsisting and there is no unauthorized use, infringement or misappropriation of any Intellectual Property by any third party.  Franchisee (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of any trade secrets, patents, trademarks, service marks, maskworks or copyrights and has not been informed or notified by any third party that Franchisee may be engaged in such infringement, or (ii) has no knowledge of any infringement liability with respect to, or infringement by, Franchisee of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

4.12.Entire Business.  Franchisee has the complete and unrestricted power and the unqualified right to sell, transfer, convey, assign and deliver the Purchased Assets to Holdings.  The sale of the Purchased Assets by Franchisee to Holdings pursuant to this Agreement will effectively convey to Holdings the entire Business (other than the Excluded Assets and the Excluded Obligations).  The assets, properties and rights which will be owned or possessed by Holdings as of the Closing will constitute all of the tangible and intangible property used by Franchisee (whether owned by it or by any of its affiliates) in connection with the conduct of the Business as heretofore conducted by Franchisee, except for the Excluded Assets.

4.13.Contracts.

(a) Schedule 4.13(a) contains a complete and accurate list of Franchisee’s interest in any and all personal easements, sales and purchase orders and acknowledgments, license and maintenance agreements, third party product agreements, third party supply agreements, promissory notes and other evidences of indebtedness, and related loan and security agreements, and any and all other contracts or binding agreements relating to the Business (each individually, a “Contract”, and collectively, the “Contracts”), other than any such contracts being terminated on the Closing Date in accordance with this Agreement.  Except for the Contracts listed on Schedule 4.13(a) and any contracts being terminated on the Closing Date in accordance with this Agreement, there are no other Contracts to which Franchisee is party and which relate to the Business or to the Purchased Assets.

(b) Neither Franchisee nor any Franchisee shareholder is a party, nor is the Business bound by, any noncompetition agreement or arrangement or any other agreement or arrangement restricting or prohibiting the way in which the Business is operated other than the Franchise Agreement.

4.14.Certain Transactions.  Except as set forth on Schedule 4.14 or with respect to actions taken by the Manager (as defined in the Operating Agreement), since June 27, 2018, Franchisee has conducted the Business only in the ordinary course consistent with past practices and has not, in each case with respect to the business and operations of the Business, (i) paid, or made any accrual or arrangement for the payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (ii) made any general wage or salary increases to its employees or increased or altered any other benefits or insurance provided to or maintained on behalf of any employee by it or declared or paid any bonus to any employee; (iii) sold, assigned or transferred or agreed to sell, assign or transfer any of its assets, properties or rights; (iv) granted any rights or licenses under any Intellectual Property or entered into any licensing or distributorship arrangements; (v) canceled or agreed to cancel any debts; (vi) waived or agreed to waive any rights; (vii) effected any change in the accounting methods and principles used in connection with its books, records and financial statements; (viii) entered into any transaction other than in the ordinary course of business, except transactions expressly permitted by the terms of this Agreement; (ix) suffered any event or condition of any character; (x) suffered any default under, or suffered any event which with notice or lapse of time or both would constitute a default under, any Contract, debt instrument or other agreement to which Franchisee is a party or by which it or any of the Purchased Assets is bound; (xi) lost or terminated any employees; or (xii) terminated (excluding a termination in accordance with its terms) or amended, or suffered a termination or amendment of, any Contract, agreement, lease or license.

4.15.Employees.  Franchisee (a) has no Employees, (b) does not maintain or contribute to and is not required to maintain or contribute to any Employee Plan, and (c) is not bound by or subject to any Employee Agreement.

4.16.Intentionally Omitted.

4.17.Intentionally Omitted.

4.18.Insurance.  Schedule 4.18 sets forth a true, correct and complete schedule that describes all insurance policies currently maintained by Franchisee in connection with the operation of the Business and the Purchased Assets.  All of such insurance policies are now in effect and shall continue to remain in full force and effect through the Closing Date in accordance with their respective terms.

4.19.Taxes.  Franchisee has timely and properly filed all federal, state, local and foreign tax returns and reports and forms which it is or has been required to file, either on its own behalf or on behalf of its employees or other persons or entities, including but not limited to income, profits, franchise, sales, use, occupation, property, excise, ad valorem and payroll (including employee taxes withheld) taxes (“Taxes”), all such returns, reports and forms being true and complete in all material respects, and has paid all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by Franchisee.  Schedule 4.19 sets forth a true, correct and complete schedule that lists all such Taxes and the taxing entity.  No tax deficiencies have been determined nor proposed tax assessments charged against Franchisee and there exists no basis for any such deficiencies.  No Internal Revenue Service or other governmental taxing authority audit of Franchisee is pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements.  Franchisee has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted.

4.20.Environmental Matters.  Franchisee is currently in compliance with and has not violated Environmental Laws (as defined below) applicable to the Business and/or the Purchased Assets has obtained all permits, licenses and other authorizations needed to operate the Business in compliance with Environmental Laws and is unaware of any present requirements of any applicable Environmental Law which is due to be imposed upon it which will increase its cost of complying with Environmental Laws.  All past on-site generation, treatment, storage and disposal of waste, if any (including hazardous waste), at the Business by Franchisee have been done in compliance with the currently applicable environmental laws, and all off-site treatment, storage and disposal of waste (including hazardous waste), if any, generated by Franchisee have been done in compliance with the currently applicable Environmental Laws.  None of the Purchased Assets are comprised of or contain any hazardous substances. The term (i) “Environmental Laws” includes, but is not limited to, any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, including, without limitation, (A) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata, and (B) the manufacturing, processing, sale, generation, treatment, storage, disposal, labeling or other management of any waste, hazardous substance or hazardous waste, and (ii) “waste,” “hazardous substance,” and “hazardous waste” include any substance defined as such by any applicable environmental laws.

4.21.Creditors.  On or after the Closing Date, neither Roadhouse nor Holdings shall be subject to any claim of a creditor of Franchisee, or to any obligation to pay, discharge or satisfy in any manner Franchisee’s liabilities or other obligations as a result of the sale and transfer of the Purchased Assets to Holdings under this Agreement, except as expressly assumed by Holdings hereunder.

4.22.Compliance with Laws.  Franchisee has complied with all laws, statutes, rules, regulations, orders and standards of any federal, state and local agencies and authorities applicable to the Business and the Purchased Assets (including, but not limited to, those concerned with civil rights, labor and discrimination, safety and health, zoning and land use and the environment).  The execution, delivery and performance by Franchisee and Major Shareholders of this Agreement will not (i) conflict with or result in a breach of any of the terms, provisions or conditions of an order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to Franchisee or (ii) violate any provision of any statute or other rule or regulation of any governmental authority application to Franchisee.

4.23.Third Party Options.  There are no existing contracts, options, commitments or rights with, to or in any third party to acquire the Purchased Assets or any interest therein or in the Business or the Business itself.

4.24.Transactions with Certain Persons.  Except as set forth in this Agreement, at and as a result of the Closing, Holdings shall not have any obligation or liability to any current or former shareholder, director, officer, manager or employee of Franchisee or Franchisee’s shareholders or any member of any Franchisee shareholder’s immediate family or any entity in which such person has a direct or indirect ownership interest.

4.25.Accuracy of Information Furnished.  All information furnished to Roadhouse or Holdings by Franchisee or Major Shareholders herein or in any exhibit or schedule hereto is true, correct and complete.  Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

4.26.Intentionally Omitted.

4.27.Questionable Payments.  Neither Franchisee, Franchisee’s shareholders, nor any of Franchisee’s current or former officers, directors, employees, agents, or representatives, have in connection with the business or operations of the Business, (i) used any corporate funds for any contributions, gifts, entertainment or other expenses relating to political activity, or used any corporate funds to reimburse any person for any such payment in contravention of any laws, (ii) used any corporate funds for any direct or indirect payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of Franchisee, (vi) made any bribe, rebate, payoff, influence payment, kickback or other payment of any nature, or (vii) made any favor or gift which is not deductible for federal income tax purposes.

4.28.Intentionally Omitted.

4.29.Books of Accounts.  The books of account of Franchisee have been kept accurately in the ordinary course of its business in accordance with generally accepted accounting principles, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Franchisee have been properly recorded in such books.

4.30.Consents.  Other than consents required and obtained in connection with the Contracts (as and if applicable), no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Franchisee and/or Major Shareholders.

4.31.Broker Fees.  Neither Franchisee nor any Major Shareholder has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.32.Intentionally Omitted.

4.33.Franchise Agreement.  Franchisee and Major Shareholders have undertaken all required obligations and are in compliance with the Franchise Agreement and any other documents associated therewith.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ROADHOUSE
AND HOLDINGS

Roadhouse and Holdings jointly and severally represent and warrant to Franchisee that each of the statements set forth in this Article V is true, correct and complete as of the date of this Agreement, except as set forth in the disclosure schedules accompanying this Agreement.

5.1.Organization.

(a) Roadhouse is a corporation duly and validly existing and in good standing under the laws of Delaware and has full corporate power to enter into and perform its obligations under this Agreement and under any other agreements, documents and instruments to be executed and delivered by Roadhouse pursuant to this Agreement.

(b) Holdings is a limited liability company duly and validly existing and in good standing under the laws of Kentucky and has full power to enter into and perform its obligations under this Agreement and under any other agreements, documents and instruments to be executed and delivered by Holdings pursuant to this Agreement.

5.2.Authorization; Enforceability.  The execution, delivery and performance of this Agreement and of all of the agreements, documents and instruments to be executed and delivered by Roadhouse and Holdings pursuant to this Agreement have been duly authorized by all necessary corporate or limited liability company action.  This Agreement is, and the other agreements, documents and instruments required hereby will be, when executed and delivered by the parties hereto, enforceable against Roadhouse and Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

5.3.No Violation or Conflict.  The execution, delivery and performance of this Agreement by Roadhouse and Holdings does not and will not violate or conflict with any Law, judgment, order, or decree binding on Roadhouse or Holdings or the Articles or Certificate of Incorporation, Bylaws, Articles or Certificate of Organization or Operating Agreement (as applicable) or any material contract or agreement to which Roadhouse or Holdings is a party or by which Roadhouse or Holdings, if applicable, is bound.

5.4.Accuracy of Information Furnished.  All information furnished to Franchisee by Roadhouse or Holdings herein or in any exhibit or schedule hereto is true, correct and complete.  Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

5.5.Broker Fees.  Neither Roadhouse nor Holdings has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS

Franchisee and Major Shareholders covenant to Holdings, and Holdings covenants to Franchisee, as applicable, that from and after the date of this Agreement, without the other parties’ prior written consent:

6.1.Intentionally Omitted.

6.2.Intentionally Omitted.

6.3.Intentionally Omitted.

6.4.Intentionally Omitted.

6.5.Cooperation.  As soon as practical after the date hereof, if they have not previously done so, Holdings and Franchisee shall promptly and properly prepare and file all filings required by all Laws relating to the transactions contemplated hereby, and shall cooperate in all respects in connection with the giving of any notices to any governmental authority or securing the permission, approval, determination, consent or waiver of any governmental authority required by Law in connection with the consummation of this Agreement.

6.6.Intentionally Omitted.

6.7.Intentionally Omitted.

6.8.Intentionally Omitted.

6.9.Intentionally Omitted.

6.10.Intentionally Omitted.

6.11.Intentionally Omitted.

6.12.Taxes and Tax Returns.  Franchisee shall pay all applicable sales, transfer, documentary, use and filing fees and taxes that may become due or payable as a result of the sale, conveyance,

assignment, transfer or delivery of any of the Purchased Assets.  Franchisee will cooperate fully, as and to the extent requested by Holdings, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to taxes. Notwithstanding anything contained in this Agreement, the parties acknowledge and agree that the Restaurant is subject to an ongoing sales and use tax audit by the State of Florida relating to the period commencing November 2014 through October 2017 (the “Tax Audit”). Holdings shall be entitled to recover any costs, expenses or fees incurred in connection with the Tax Audit during the Holdback Period in accordance with Section 2.4 hereof.

6.13.Intentionally Omitted.

6.14.Publicity.  No party shall take any action, nor shall it permit any of its employees, officers, directors, as applicable, to take any action that may result in the public disclosure of the transactions contemplated by this Agreement without the consent of the other parties; provided,  however, that in the event the disclosing party believes such information is required to be disclosed under applicable law, it may release such disclosure but will use reasonable efforts to give the other parties advance notice of the disclosure; and provided,  further, that Roadhouse will be permitted to file this Agreement and to describe the transactions contemplated hereby in filings under the Securities Act (as and if applicable).

6.15.Intentionally Omitted.

6.16.Confidentiality. Franchisee must comply with all confidentiality provisions set forth in the Franchise Agreement.  In addition, from the date of this Agreement to the date that is five (5) years after the earlier to occur of the Closing or the termination of this Agreement, each party will keep the nature and terms of the transactions contemplated by this Agreement and all information concerning the other party and its respective business, strictly confidential, using such information solely for the purposes contemplated by this Agreement and disclosing such information only to those persons or agents with a need to know (and then, solely for the purposes of assisting in such purposes and subject to such persons or agents being bound by this section).  Such disclosure will be limited to the parties’ business and financial advisors (i.e., its lawyer, accountant and/or lender) and Franchisee’s equity owners, and the disclosure of such information to any other person will require the prior written consent of the other party.  This section will not apply to extent the disclosing party can demonstrate the information (i) is generally available to or known by the public other than as a result of improper disclosure by a the disclosing party, (ii) is obtained by the disclosing party from a source other than the other party; provided that such source was not bound by a duty of confidentiality with respect to such information, (iii) is independently developed by the disclosing party without the use of the information learned from the other party, or (iv) is required to be disclosed under applicable law or may be disclosed pursuant to Section 6.14 above.  In the event the disclosing party believes such information is required to be disclosed under applicable law, it shall use reasonable efforts to give the other party advance notice of such disclosure.  In the event of a termination of this Agreement, each party will promptly return to the other party all notes, memos, reports and other materials provided to such party in connection with this Agreement.  Holdings and Major Shareholders acknowledge that the Franchisee’s shareholders are aware of the confidential terms of this Agreement and may hold interests in other Texas Roadhouse restaurants.  Franchisee and Major Shareholders agree to cause the Franchisee’s shareholders (including Major Shareholders) to keep confidential the terms of this Agreement in connection with their communications and activities relating to the shareholders’ other non-Franchisee Texas Roadhouse restaurants.  Notwithstanding anything to the contrary contained herein, (a) upon the Closing, information of Franchisee that is included within the Purchased Assets shall be deemed owned by Holdings and the limitations set forth in this paragraph shall apply to Franchisee with respect to such information, and (b) Roadhouse and Holdings will not be limited in the disclosure of information to the extent such information was available to Roadhouse Development Corporation pursuant to its rights under the Franchise Agreement and disclosure of such information is not prohibited by the Franchise Agreement.

6.17.Trade Secrets.  Franchisee and Major Shareholders expressly acknowledge they will comply with all confidentiality provisions set forth in the Franchise Agreement, which are currently effective and will continue for that length of time as set forth in the Franchise Agreement.

6.18.Noncompetition. Franchisee and Major Shareholders expressly acknowledge they will comply with all noncompetition covenants set forth in the Franchise Agreement, which are currently effective and will continue for that length of time set forth in the Franchise Agreement.  Franchisee and Major Shareholders agree that the noncompetition covenants set forth in the Franchise Agreement are incorporated herein by reference and that payment of the Purchase Price constitutes additional and adequate consideration for such covenants.

6.19.Additional Remedies.  Franchisee and Major Shareholders acknowledge and agree that the covenants and agreements contained in Sections 6.17 and 6.18 are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the trade secrets and the legitimate business interests of Holdings; that irreparable harm, loss and damage that cannot be remedied in damages in an action at law will be suffered by Holdings should Franchisee or Major Shareholders breach any of the covenants and agreements contained in those Sections; that a breach of any such covenant and agreement may constitute an infringement of Holdings’s rights in and to the trade secrets; that each of such covenants or agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; and that, in addition to other rights and remedies available to it as a matter of law or equity, Holdings shall be entitled to an immediate temporary injunction and also to a permanent injunction to prevent a breach or contemplated breach by any of Franchisee or Major Shareholders of any of such covenants or agreements.  Franchisee and each Major Shareholder has carefully read and considered the terms and provisions of this Section and agree that the restrictions are fair and reasonable and are reasonably necessary for the protection of the trade secrets and the legitimate business interests of Holdings, including Holdings’s goodwill and substantial relationships with customers.  In the event any of the restrictions contained in those sections are held unenforceable as over broad, overlong, not reasonably necessary to protect the legitimate business interests of Holdings, or for any other reason, the parties agree that the court shall modify such restriction and grant the relief necessary to protect such interests.  As so modified, such restriction shall be as fully enforceable as if it had been set forth herein by the parties.  It is the intent of the parties that the court in so establishing substitute restrictions, recognize that the parties hereto desire that the described restrictions be imposed and maintained to the maximum lawful extent.

6.20.Franchisee Ratings/Accounts.  Upon the request of Holdings, Franchisee will assign to Holdings its Workman’s Compensation mod/rate, unemployment experience rate, and any similar rating, in each case, to the extent allowed under applicable law.

6.21.Intentionally Omitted.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF HOLDINGS

The obligations of Holdings to be performed on the Closing Date are subject to the satisfaction prior to or at the Closing of the following conditions precedent:

7.1.Compliance with Agreement.  Franchisee and Major Shareholders shall have performed and complied, in all material respects, with all of their respective obligations, covenants and agreements under this Agreement which are to be performed or complied with by them prior to the Closing.

7.2.Due Diligence.  Holdings shall be satisfied, in its sole discretion, with the results of its continuing due diligence review of the Business and the Purchased Assets.

7.3.No Litigation.  No investigation, suit, action or other proceeding that questions the validity or legality of the transactions contemplated by this Agreement or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement shall be pending before any court or governmental agency or threatened.  There shall not be in effect any order, decree or injunction of any court that (i) prohibits consummation of this Agreement or the transactions contemplated by this Agreement, (ii) requires Holdings to hold separate or dispose of any of the Purchased Assets or (iii) adversely impairs the value of the Purchased Assets or the Business.

7.4.Representations and Warranties.  The representations and warranties made by Franchisee and Major Shareholders in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date.

7.5.Material Adverse Effect.  No event shall have occurred or set of facts or circumstances arisen which has resulted in, or could be expected to result in, a Material Adverse Effect on the Purchased Assets or Business.

7.6.Deliveries at Closing.  Franchisee and Major Shareholders, as applicable, shall have delivered to Holdings the documents and items specified in Sections 2.2 and 3.3.

7.7.Board Approval.  Roadhouse has received approval of the Transaction from its Board of Directors.

7.8.Intentionally Omitted.

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS
OF FRANCHISEE AND MAJOR SHAREHOLDERS

The obligations of Franchisee and Major Shareholders to be performed on the Closing Date are subject to the satisfaction prior to or at the Closing of the following conditions precedent:

8.1.Compliance with Agreement.  Each of Roadhouse and Holdings shall have performed and complied in all material respects with all of its obligations, covenants and agreements under this Agreement which are to be performed or complied with by it prior to the Closing.

8.2.No Litigation.  No investigation, suit, action or other proceeding that questions the validity or legality of the transactions contemplated by this Agreement or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement shall be pending before any court or governmental agency or threatened.  There shall not be in effect any order, decree or injunction of any court that prohibits consummation of this Agreement or the transactions contemplated by this Agreement.

8.3.Representations and Warranties.  The representations and warranties made by Holdings in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date.

8.4.Material Adverse Effect.  No event shall have occurred or set of facts or circumstances arisen which has resulted in, or could be expected to result in, a Material Adverse Effect on Holdings.

8.5.Deliveries at Closing.  Holdings shall have delivered to Franchisee the documents and items specified in Section 3.4.

ARTICLE IX
SURVIVAL AND INDEMNIFICATION

9.1.Survival of Representations and Warranties.  The representations and warranties contained herein, other than the representations and warranties contained in Sections 4.2 (Authorization; Enforceability),  4.4 (Title),  4.19 (Taxes), and 4.20 (Environmental Matters), shall survive the Closing for a period of fifteen (15) months. The representations and warranties contained in Sections 4.2 (Authorization; Enforceability) and 4.4 (Title) shall survive the Closing until the expiration of the applicable statute of limitations period specified pursuant to applicable Law (but not less than fifteen (15) months).  If written notice of a claim has been given prior to the expiration of the applicable survival period set forth above by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.  The covenants contained in Section 6 shall continue indefinitely unless such covenant specifically provides for a termination date for such covenant’s survival.

9.2.Indemnification by Franchisee and Major Shareholders.  Franchisee and each Major Shareholder, jointly and severally, agree to indemnify, defend and hold harmless Roadhouse and Holdings, and each respective director, officer, employee, agent and affiliate of Roadhouse and Holdings for all losses, damages, liabilities and claims, and all fees, costs and expenses related to, including, without limitation, attorney fees, arising out of, based upon or resulting from: (i) any breach by Franchisee or any Major Shareholder of any representation or warranty set forth in this Agreement or in any document delivered thereunder or hereunder; (ii) any failure by Franchisee or any Major Shareholder to carry out, perform, satisfy and discharge any covenant, agreement, undertaking, liability or obligation to be performed or discharged by either of them pursuant to the terms of this Agreement or any of the documents delivered thereunder or hereunder; (iii) any Excluded Assets or Excluded Obligations; and (iv) the operation of the Business prior to the Closing or Franchisee’s ownership of the Purchased Assets prior to the Closing; provided that Franchisee and Major Shareholders will not have any indemnification obligation pursuant to provisions (i), (iii) or (iv) to the extent Holdings is responsible for such losses, damages, liabilities, claims and expenses due to its breach of the Operating and Management Agreement.  The indemnification provisions of this Agreement shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of any other remedies for the breach of this Agreement or with respect to any misrepresentation or any breach of warranty by Franchisee or any Major Shareholder.

9.3.Indemnification by Holdings.  Holdings agrees to indemnify, defend and hold harmless Franchisee and Major Shareholders and each officer, director, employee, agent and affiliate of Franchisee for all losses, damages, liabilities and claims, and all fees, costs and expenses related to, including, without limitation, attorney fees, arising out of, based upon or resulting from: (i) any breach by Holdings of any representation or warranty set forth in this Agreement or in any document delivered hereunder; (ii) any failure by Holdings to carry out, perform, satisfy and discharge any covenant, agreement, undertaking, liability or obligation to be performed or discharged by it pursuant to the terms of this Agreement or any of the documents delivered pursuant to this Agreement; or (iii) any obligation or liability relating to the Business or the Purchased

Assets that is expressly assumed under this Agreement.  The indemnification provisions of this Agreement shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of any other remedies for the breach of this Agreement or with respect to any misrepresentation or any breach of warranty by Holdings.

9.4.Indemnification Limitations.  Notwithstanding the indemnification provisions of this Article IX, no indemnification shall be made by a party until the aggregate indemnification claim or claims by the indemnified party exceeds Ten Thousand and 00/100 Dollars ($10,000.00), in which event the indemnifying party shall indemnify the indemnified party for the amount in excess of Ten Thousand and 00/100 Dollars ($10,000.00) (the “Basket”).  The foregoing limitation and the Basket shall not apply to indemnification claims made by Roadhouse or Holdings with respect to Excluded Assets or obligations or liabilities relating to the Business or the Purchased Assets that are not expressly assumed under this Agreement.

9.5.Indemnification Procedures.  In the event a claim against an indemnifying party is applicable, the indemnified party shall give prompt notice to the indemnifying party; provided that any failure to provide such notice shall not affect the indemnification obligations of the parties under this Agreement except to the extent such failure materially prejudices the potential defenses of the indemnifying party.  The indemnifying party shall have the right to defend, settle or compromise any claim, demand, action or proceeding with counsel of its own choosing which is reasonably acceptable to the indemnified party (unless the indemnified party agrees to assume the cost of the defense and any settlement), at its sole cost and expense; provided,  however, that no settlement or compromise may be entered into by the indemnifying party without the prior written consent of the indemnified party.  The indemnified party may select counsel to participate in any such defense at its sole cost and expense.  In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each with access to relevant books and records in their possession.

9.6.Escrow; Right of Set-Off.  Upon notice to Major Shareholders specifying in reasonable detail a claim for indemnification, if Major Shareholders do not satisfy such indemnification claim through a cash payment within a reasonable period of time (not to exceed thirty [30] days), then Roadhouse or Holdings may set off any amount to which it may be entitled under this Article IX against the funds held in escrow pursuant to the terms of such Escrow Agreement.  Neither the exercise nor the failure to exercise such right of set-off or to give a notice of claim under the Escrow Agreement will constitute an election of remedies or limit Roadhouse or Holdings in any manner in the enforcement of any other remedies that may be available to them.

ARTICLE X
INTENTIONALLY OMITTED

ARTICLE XI
INTENTIONALLY OMITTED

ARTICLE XII
MISCELLANEOUS

12.1.Entire Agreement; Amendment.  The Franchise Agreement, this Agreement and the documents referred to in this Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement or documents referred to in this Agreement. Major Shareholders acknowledge and agree that the restrictive covenants in the Franchise Agreement shall survive the Closing. This Agreement may only be amended or modified by an instrument in writing executed by the parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.2.Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall pay their respective fees and expenses incurred in connection with the transactions contemplated by this Agreement.

12.3.Governing Law.  This Agreement, including its formation, application, performance, enforcement, the relationship between the parties, and any claims, demands, causes of action and disputes in any way arising out of or related to it, shall be governed, construed and interpreted under the substantive law (and the law of remedies, if applicable) of the Commonwealth of Kentucky.  Subject to Section 12.14, every dispute arising out of or connected with this Agreement, or that otherwise arises between the parties, shall be commenced in any state or federal court sitting in Jefferson County, Kentucky, which forum shall be the sole and exclusive jurisdiction and venue for the resolution of such disputes, and to which jurisdiction and venue each party hereby consents and submits for all purposes.

12.4.Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  No party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties.

12.5.Notices.  All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually delivered to an officer of the party to which notice is to be given or when sent by facsimile transmission, overnight courier service or by certified or registered first-class mail, postage prepaid, return receipt requested, addressed as follows, unless and until any party notifies the others in accordance with this Section of a change of address:

If to Roadhouse or Holdings:

Texas Roadhouse, Inc.
6040 Dutchmans Lane
Louisville, Kentucky 40205
Attention: Legal Department

If to Franchisee:

Green Brothers Dining Inc.
6040 Dutchmans Lane
Louisville, Kentucky 40205
Attention: W. Kent Taylor

If to Major Shareholders:

Maynard Investments, LLC
12011 Hunting Crest Drive
Prospect, Kentucky 40059

W. Kent Taylor
6040 Dutchmans Lane
Louisville, Kentucky 40205

12.6.Severability.  If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause, or part under other circumstances, shall not be affected thereby.

12.7.No Reliance.  Neither Roadhouse or Holdings, nor Franchisee or Major Shareholders assume any liability to any person not a party to this Agreement because of any reliance on the representations, warranties, and agreements of the parties contained herein.

12.8.Counterparts.  This Agreement and all documents referred to in this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  A facsimile or scanned/PDF signature shall be deemed an original signature for purposes of execution of this Agreement.

12.9.Specific Performance.  Each of the parties agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their terms.  Accordingly, each party agrees that the other parties shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement in any action, in addition to any other remedy to which such party may be entitled at law or in equity.

12.10.Further Assurances.  Upon and subject to the conditions contained in this Agreement, each party agrees, both before and after the Closing, to use reasonable efforts to take all actions and to do all things necessary to consummate and make effective the transactions contemplated by this Agreement.

12.11.Schedules; Exhibits.  Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute part of this Agreement.

12.12.Headings.  The headings of sections of this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.13.Joint Negotiations; Representation by Counsel.  Franchisee, Major Shareholders, Roadhouse and Holdings each acknowledge that each party to this Agreement has been represented by counsel in connection herewith and the transactions contemplated hereby.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party.

12.14.Arbitration.  Any disputes arising pursuant to this Agreement shall be settled by arbitration held in Louisville, Kentucky in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  Upon such a dispute, the parties shall mutually agree upon one arbitrator.  In the event the parties are unable to agree upon one arbitrator, each party shall select one arbitrator, and each of those arbitrators shall agree upon a third arbitrator, who will serve as the sole arbitrator for purposes of this Agreement.  Judgment upon the award rendered by the arbitrator may be entered in any court having in personam and subject matter jurisdiction.  The arbitrator shall decide any claim or controversy at issue in accordance with the terms of this Agreement and shall not be authorized to award any damages other than direct compensatory damages actually incurred and proven.  The expenses of each party, including its share of the cost of the arbitration, shall be borne such party.  However, in the event either party institutes arbitration as a result of any claim, suit, action or proceeding being asserted against it by a third party arising out of or in connection with a matter for which the other party is alleged to be responsible under this Agreement, the party instituting arbitration may recover any attorney’s fees and expenses to which it became subject in connection with the arbitration in the event such party prevails in such arbitration. The applicable provisions of Kentucky law shall govern the role of judicial participation in the enforcement of the decision arising from arbitration and any matters not covered by this Section or the American Arbitration Association rules related to arbitration as well as the empowerment of the arbitrator.  This provision shall not preclude Roadhouse and Holdings from obtaining injunctive relief in the appropriate court for breaches or alleged breaches of the covenants contained in Article VI of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

ROADHOUSE:

TEXAS ROADHOUSE, INC.,
a Delaware corporation

By:
Name:	Tonya Robinson
Title:	CFO

HOLDINGS:

TEXAS ROADHOUSE HOLDINGS LLC,
a Kentucky limited liability company

By:	Texas Roadhouse, Inc.,
a Delaware corporation,
its Manager

By:
	Name:	Tonya Robinson
	Title:	CFO

FRANCHISEE:

GREEN BROTHERS DINING INC.,
a Florida corporation

By:
Name:	W. Kent Taylor
Title:	President and Secretary

-signatures continued on the following page-

MAJOR SHAREHOLDERS:

By:
W. KENT TAYLOR, an individual resident
of the Commonwealth of Kentucky

MAYNARD INVESTMENTS, LLC,
a Kentucky limited liability company

By:
Name:	W. Kent Taylor
Title:	Manager

EXHIBIT A
TO
ASSET PURCHASE AGREEMENT
FORM OF BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GREEN BROTHERS DINING INC., a Florida corporation (“Franchisee”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company (“Holdings”), all right, title and interest in and to the Purchased Assets (as such term is defined in that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of December 3,  2018 by and among Holdings, Franchisee, Texas Roadhouse, Inc.,  W. Kent Taylor and Maynard Investments, LLC).  Franchisee for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Holdings, Franchisee will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Holdings in order to assign, transfer, set over, convey, assure and confirm unto and vest in Holdings, its successors and assigns, title to the Purchased Assets sold, conveyed, transferred and delivered by this Bill of Sale at no additional cost or expense to Franchisee.  This Bill of Sale is being executed and delivered by Franchisee pursuant to the terms of the Purchase Agreement, and terms not defined in this Bill of Sale shall have the meanings set forth in the Purchase Agreement.  To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Purchase Agreement, the terms and provisions of the Purchase Agreement will govern.

Executed this 3rd day of December, 2018.

FRANCHISEE:

GREEN BROTHERS DINING INC.,
a Florida corporation

By:
Name:	W. Kent Taylor
Title:	President and Secretary

Exhibit A - Page Solo

EXHIBIT B
TO
ASSET PURCHASE AGREEMENT

INTENTIONALLY OMITTED

Exhibit B-1

EXHIBIT C
TO
ASSET PURCHASE AGREEMENT

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT  (this “Agreement”), dated as of December 3,  2018 (the “Closing Date”), among (i) TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company, FEIN 31‑1515794 (“Holdings”), (ii) GREEN BROTHERS DINING INC., a Florida corporation (“Franchisee”), and (iii) FIRST AMERICAN TITLE INSURANCE COMPANY, as escrow agent (“Escrow Agent”).

Recitals

A. This is the Escrow Agreement referred to in that certain Asset Purchase Agreement dated December 3,  2018 (the “Purchase Agreement”) among Holdings, Franchisee and certain Major Shareholders. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

B. The parties to this Agreement acknowledge that Escrow Agent is not a party to the Purchase Agreement and that all obligations of Escrow Agent are set forth herein.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

1. Establishment of Escrow.

(a) Holdings and Franchisee hereby appoint Escrow Agent and Escrow Agent accepts appointment and agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

(b) On or before the Closing Date,  Holdings is depositing with Escrow Agent Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Escrow Fund”). Following the deposit of the Escrow Fund by Holdings, Escrow Agent is hereby directed by Franchisee to invest the Escrow Fund, including interest and income earnings, for the benefit of Franchisee in a First American Trust Interest Bearing Savings Account (“IBA”)  or a successor investment offered by Escrow Agent and jointly instructed in writing by Franchisee and Holdings and as shall be reasonably acceptable to Escrow Agent.  Escrow Agent will provide compensation on balances in the Escrow Fund at the applicable rate for such account/investment.  Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.

(c) Receipt, investment and reinvestment of the Escrow Fund shall be confirmed by Escrow Agent as soon as practicable by account statement to Franchisee and Holdings, and any discrepancies in any such account statement shall be noted by parties to Escrow Agent within thirty (30) calendar days after receipt thereof.  Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of the accuracy of such account statement in its entirety.

(d) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, Escrow Agent is authorized

Exhibit C-1

to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto (“Schedule 1”), and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  Each funds transfer instruction shall be made by joint written instruction executed by an authorized signatory of Holdings and Franchisee, a list of such authorized signatories is set forth on Schedule 1.  Funds transfers contemplated by Section 3 shall be made to accounts designated by Franchisee in writing (the written instruction of Holdings not required for such transfer instructions).  If Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, Escrow Agent shall not be required to make any disbursements until such representative has been contacted. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent.  Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Holdings or Franchisee to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such written instructions, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties acknowledge that these security procedures are commercially reasonable.

2. Claims.

(a) From time to time, on or before 5 pm Chicago Time of the first anniversary date of this Agreement, Holdings may give notice (a “Notice”) to Franchisee and Escrow Agent specifying in reasonable detail the nature and dollar amount of (i) any claim (a “Claim”) it may have under Article IX of the Purchase Agreement,  (ii) any payment (a “Payment”) by Holdings to vendors in connection with the Business that relate to periods prior to the Closing Date,  (iii) any amounts payable by Franchisee to Holdings as a result of the reconciliation of Franchisee’s  Closing Date Working Capital described in Section 2.4(a) of the Purchase Agreement, and/or (iv) any amounts paid by Holdings in connection with the Tax Audit as described in Section 6.12 of the Purchase Agreement. Holdings may make more than one Claim with respect to any underlying state of facts. If Franchisee gives notice to Holdings and Escrow Agent disputing any Claim or Payment (a “Counter Notice”) by 5 pm Chicago Time of the thirtieth (30th) day following receipt by Escrow Agent of the Notice regarding such Claim or Payment, such Claim or Payment shall be resolved as provided in Section 2(b) hereunder. If no Counter Notice is received by Escrow Agent within such thirty (30) day period, then the dollar amount of the Payment or of the damages claimed by Holdings as set forth in its Notice shall be deemed established for purposes of this Agreement and the Purchase Agreement and, on the next business day following the end of such thirty (30) day period, Escrow Agent shall pay to Holdings the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund (taking into account, with respect to any Claim, the indemnification Basket contained in Section 9.4 of the Purchase Agreement).  Escrow Agent shall not inquire into or consider whether a Claim or Payment complies with the requirements of the Purchase Agreement.

(b) If a Counter Notice is given with respect to a Claim or Payment, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Holdings and Franchisee, or (ii) a final non‑appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non‑appealable. Escrow Agent shall act on such court order and legal opinion without further question.  Notwithstanding the foregoing, Escrow Agent shall pay to Holdings, immediately following the receipt of a Counter Notice, the dollar amount equal to the dollar amount claimed in the Notice less the dollar amount disputed in the Counter Notice, if any.

Exhibit C-2

3. Release of Escrow Funds; Termination of Escrow.

(a) On the first business day immediately following the date that is six (6) months after the date of this Agreement, Escrow Agent shall pay and distribute from the Escrow Fund to Franchisee fifty percent (50%) of the amount originally deposited in the Escrow Fund, minus a sum equal to the amount previously distributed from the Escrow Fund to Holdings, if any, during such period, in accordance with the terms and conditions set forth in Section 2 hereof, unless (i) any Claim and/or Payment is then pending, in which case an amount equal to the aggregate dollar amount of such Claim and/or Payment (as shown in the Notice of such Claim and/or Payment) shall be retained by Escrow Agent in the Escrow Fund from the amount otherwise to be distributed (and the balance of the amount determined above shall be paid to Franchisee) or (ii) Holdings has given notice to Franchisee and Escrow Agent specifying in reasonable detail the nature of any other Claim it may have under Article IX of the Purchase Agreement with respect to which it is unable to specify the amount of damages (or a reasonable estimate of the maximum damages), in which case the entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Holdings and Franchisee or a final non‑appealable order of a court of competent jurisdiction as contemplated by Section 2(b).

(b) On the date that is five (5) business days after the first anniversary date of this Agreement, Escrow Agent shall pay and distribute the remaining balance of the Escrow Fund to Franchisee, unless (i) any Claim and/or Payment is then pending, in which case an amount equal to the aggregate dollar amount of such Claim and/or Payment (as shown in the Notice of such Claim and/or Payment) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Franchisee) or (ii) Holdings has given notice to Franchisee and Escrow Agent specifying in reasonable detail the nature of any other Claim it may have under Article IX of the Purchase Agreement with respect to which it is unable to specify the amount of damages (or a reasonable estimate of the maximum damages), in which case the entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Holdings and Franchisee or a final non‑appealable order of a court of competent jurisdiction as contemplated by Section 2(b).

4. Duties of Escrow Agent.
(a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property.

(b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully adjudicated against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, penalties, judgments, settlements, suits, proceedings, litigation, investigations, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with (i) Escrow Agent’s execution and performance of this Escrow Agreement, or (ii) its following any instructions or other directions, whether joint or singular, from the parties, except to the extent that its following any such instruction or direction is not permitted hereby. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.  Escrow Agent shall have no duty to solicit any payments which may be due it or the [IBA], including, without limitation, the Escrow Fund nor shall Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

Exhibit C-3

(c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof.  This Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g) Escrow Agent shall not be called upon to advise or supervise any party as to the wisdom in investing, selling or retaining, or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h) Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non‑appealable order of a court of competent jurisdiction.  Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be Escrow Agent under this Escrow Agreement without further act.

(j) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund, or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such

Exhibit C-4

order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(k) Each of Holdings, on the one hand, and Franchisee, on the other hand, shall pay one-half of the fees and expenses (including reasonable and documented attorneys’ fees) of the Escrow Agent for the services to be rendered by the Escrow Agent pursuant to this Agreement.  Escrow Agent shall receive compensation (as payment in full) for the services to be rendered hereunder in the amount of Seven Hundred and 00/100 Dollars ($700.00) at the time of execution of this Agreement.

(l) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

5. Limited Responsibility.  This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

6. Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier or other electronic transmission (with written confirmation of receipt); provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers and/or email address set forth below (or to such other addresses and telecopier numbers and/or email address as a party may designate by notice to the other parties):

(a)	Franchisee:	Green Brothers Dining Inc.
6040 Dutchmans Lane
Louisville, Kentucky 40205
		Attention:	W. Kent Taylor
Facsimile:
Email:
Phone:

(b)	Holdings:	Texas Roadhouse Holdings LLC
6040 Dutchmans Lane
Louisville, Kentucky 40205
		Attention:	Legal Department
		Facsimile:	(502) 426‑3274
		Email:	legal@texasroadhouse.com
		Phone:	(502) 426‑9984

Exhibit C-5

(c)	Escrow Agent:	First American Title Insurance Company
10 West Broad Street, Ste. 1975
Columbus, Ohio 43215
		Attention:	Megan Kosmo, Esq.
		Facsimile:	(866) 303‑5081
		Email:	MKosmo@firstam.com
		Phone:	(614) 405‑8677

Notwithstanding the above, in the case of communications delivered to Escrow Agent pursuant to this Section 6, such communications shall be deemed to have been given on the date received by the above listed notice party, an officer of Escrow Agent or any employee of Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that Escrow Agent, in its sole discretion, shall determine that an emergency exists, Escrow Agent may use such other means of communication as Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

7. Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of Commonwealth of Kentucky, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Kentucky, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.  The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising out of or relating to this Escrow Agreement.

8. Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.  All signatures of the parties to this Escrow Agreement may be transmitted by facsimile or electronic transmission, and such transmission will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

9. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

10. Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11. Exclusive Agreement and Modification.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this

Exhibit C-6

Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Holdings, Roadhouse, Franchisee, and Escrow Agent.  A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Kentucky without regard to conflicts of law principles.

13. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, Escrow Agent is hereby expressly authorized, in its reasonable discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

14. Force Majeure. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

15. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the parties acknowledge that Section 326 of the USA PATRIOT Act and Escrow Agent’s identity verification procedures require Escrow Agent to obtain information which may be used to confirm the parties’ identity, including, without limitation, name, address and organizational documents (“Identifying Information”). The parties agree to provide Escrow Agent with and consent to Escrow Agent obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by Escrow Agent.

(b) Taxpayer Identification Numbers (“TINs”).  The parties have provided Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W‑8, or W‑9 and/or other required documentation.  The parties each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in a Substitute IRS Form W‑9 set forth on the signature page of this Agreement.

(c) Tax Reporting.  Holdings and Franchisee further represent to Escrow Agent that the transaction memorialized in the Purchase Agreement does not: (i) constitute an installment sale requiring any tax reporting by Escrow Agent or withholding of imputed interest or original issue discount to the IRS or other taxing authority; and (ii) that no portion of the principal amount of the Escrow Fund represents any portion of the purchase price for shares of stock under the Purchase Agreement.

In addition, all interest or other income earned under this Escrow Agreement shall be allocated to the Franchisee and reported, as and to the extent required by law, by Escrow Agent to the IRS, or any other taxing

Exhibit C-7

authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Fund by the Franchisee whether or not said income has been distributed during such year.  Any other tax returns required to be filed will be prepared and filed by the Franchisee and/or Holdings with the IRS and any other taxing authority as required by law, including, but not limited to, any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”).  Franchisee and Holdings acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting or withholding with respect to the Escrow Fund or any income earned by the Escrow Fund.  Franchisee and Holdings further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Fund shall be paid by Franchisee. In the absence of written direction from the Franchisee and Holdings, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by Escrow Agent as provided in this Agreement.  Escrow Agent shall withhold any taxes it deems required to be withheld by law, including, but not limited to, required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

16. Defined Terms. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Purchase Agreement.

Exhibit C-8

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

HOLDINGS:

TEXAS ROADHOUSE HOLDINGS LLC,
a Kentucky limited liability company

By:	Texas Roadhouse, Inc.,
a Delaware corporation,
its Manager

By:
	Name:	Tonya Robinson
	Title:	CFO

FRANCHISEE:

GREEN BROTHERS DINING INC.,
a Florida corporation

By:
Name:	W. Kent Taylor
Title:	President and Secretary

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

Exhibit C-9

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for Person(s) Designated to Give and Confirm Funds Transfer Instructions

If to Holdings:

Name	Telephone Number	Signature

1. Celia Catlett	(502) 426‑9984

2. Sean Renfroe	(502) 426‑9984

3. Tonya Robinson	(502) 426‑9984

4. Nicole Maddox	(502) 426‑9984

If to Franchisee:

1. W. Kent Taylor	(502) 515‑7265

Telephone call backs shall be made to both parties if joint instructions are required pursuant to this Agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

Exhibit C-10

EXHIBIT D
TO
ASSET PURCHASE AGREEMENT

TERMINATION OF REAL PROPERTY LEASE

TERMINATION OF LEASE

THIS TERMINATION OF LEASE (this “Agreement”) is made and entered into this 3rd day of December, 2018 (the “Effective Date”) by and among JAMES M. KAUFMAN & ASSOCIATES, LLC, a Florida limited liability company (“Landlord”), and GREEN BROTHERS DINING INC., a Florida corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, James M. Kaufman, Trustee (“Original Landlord”), as landlord, and Assignor, as tenant, entered into that certain Lease dated March 6, 1996, as amended by that certain First Amendment to Lease dated May 1, 1998, as further amended by that certain Second Amendment to Lease dated February 4, 2014, as further amended by that certain Third Amendment to Lease dated September 19, 2016, as further amended by that certain Fourth Amendment to Lease dated February 1, 2018, and as further amended by that certain Fifth Amendment to Lease dated June 15, 2018 (collectively, the “Lease”) for the lease of certain real property located in Melbourne, Florida, as more particularly described in the Lease (“Premises”);

WHEREAS, Landlord is successor-in-interest to Original Landlord and Landlord is now the landlord under the Lease;

WHEREAS, the term of the Lease is scheduled to expire on December 31, 2018; and

WHEREAS, in connection with that certain Asset Purchase Agreement dated December 3, 2018 by and among Tenant, Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC and certain other parties (the “APA”), Landlord and Tenant have agreed to terminate the Lease effective as of the Effective Date.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals; Capitalized Terms.  The recitals set forth above are true and accurate and are incorporated herein by reference.  Except as otherwise expressly set forth in this Agreement, all defined terms shall have the meaning ascribed to those terms in the Lease.

2. Termination of Lease. Landlord and Tenant acknowledge and agree that effective as of the Effective Date, the Lease is hereby terminated and of no further force and effect.

3. December Base Rent and Additional Rent.  As consideration for Landlord’s agreement to terminate the Lease as of the Effective Date, Tenant shall pay to Landlord, and Landlord shall be entitled to retain in its entirety, monthly base rent, the sales tax applicable to such monthly base rent, and Tenant’s share of real estate taxes for the Premises due to Landlord for December 2018. All other amounts due and payable to Landlord under the Lease (including, without limitation, any applicable percentage rent and Tenant’s share of utilities for the Premises) shall be prorated between the parties as of the Effective Date, with Tenant responsible to pay such amounts applicable through the Effective Date and Landlord responsible for any such amounts applicable following the Effective Date. The parties agree that for purposes of determining the prorated additional rent due and payable by Tenant to Landlord pursuant to Section 28 of the Lease for the current lease year commencing March 1, 2018 and ending on the Effective Date, the breakpoint of annual gross sales shall be Two Million Two Hundred Eighty-Four Thousand Nine Hundred Thirty-One and 51/100 Dollars

($2,284,931.51). Additionally, such prorated additional rent becoming due and payable under Section 28 of the Lease shall be paid to Landlord within fifteen (15) days following the Effective Date.

4. Security Deposit.  The parties acknowledge and agree that Landlord currently retains a security deposit applicable to the Lease in the amount of Twenty-Four Thousand Nine Hundred Fifty-Four and 90/100 Dollars ($24,954.90) (the “Security Deposit”). Notwithstanding anything to the contrary contained in the Lease (including, without limitation, Section 7 regarding the security deposit and Section 27 regarding conditions for surrender of the Premises by Tenant to Landlord), the parties hereby agree that Landlord shall be entitled to retain the Security Deposit in its entirety in lieu of Tenant making any repairs or replacements to any portion of the Premises (including, without limitation, the building and other improvements located thereon) prior to surrender of the Premises to Landlord upon the termination of the Lease. Accordingly, as of the Effective Date, Landlord hereby accepts Tenant’s surrender of the Premises in its as-is, where-is condition, and Tenant’s obligations as set forth in the Lease for surrender of the Premises upon termination of the Lease are hereby deemed satisfied in full.

5. Personal Property.  The parties hereby acknowledge and agree that Tenant is leaving at the Premises upon surrender certain items of its personal property, as more particularly described on Exhibit “A” attached hereto (the “Surrendered Personal Property”), to be purchased by Mulligan’s Beach House Bar & Grill (“New Tenant”) pursuant to a separate agreement between Tenant and New Tenant. Landlord acknowledges and agrees that Landlord has no rights and/or interest in or to such Surrendered Personal Property, including without limitation, any right to receive the proceeds resulting from the sale by Tenant to New Tenant, and the purchase by New Tenant from Tenant, of such Surrendered Personal Property. For the avoidance of doubt, Tenant acknowledges and agrees that the AC units, hoods and walk-in coolers attached to the building shall remain at the Premises upon surrender as part of Landlord’s property.

6. Miscellaneous.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  This Agreement shall be binding on the parties when executed and delivered by the parties to one another by facsimile and/or other electronic transmission.  The parties hereto each represent and warrant that it has full power and lawful authority to enter into and perform its obligations under this Agreement, and that the person or persons signing on its behalf has been duly authorized to do so.

—Signatures Appear on Following Page—

IN WITNESS WHEREOF, the parties have executed this Termination of Lease as of the Effective Date.

LANDLORD:

JAMES M. KAUFMAN & ASSOCIATES, LLC,
a Florida limited liability company

By:
Name:	James M. Kaufman
Title:	Managing Member

TENANT:

GREEN BROTHERS DINING INC.,
a Florida corporation

By:
Name:	W. Kent Taylor
Title:	President and Secretary

EXHIBIT “A”

Tenant’s Personal Property

[To Be Inserted]

EXHIBIT E‑1
TO
ASSET PURCHASE AGREEMENT

FORM OF CERTIFICATE OF GREEN BROTHERS DINING INC.

The undersigned does hereby certify that he is the duly elected, qualified and acting President and Secretary of GREEN BROTHERS DINING INC., a Florida corporation (“Franchisee”), and the undersigned does hereby further certify as follows:

1.

Attached hereto, marked as Exhibit “A”, is a true and correct copy of that certain Certificate of Resolutions of Green Brothers Dining Inc. dated ____________, 2018, which were duly and lawfully adopted.  Such consent has not been amended, altered or rescinded and is in full force and effect on the date hereof.

2.	Attached hereto, marked Exhibit “B”, is a true and correct copy of the current Articles of Incorporation of Franchisee.
3.	Attached hereto, marked as Exhibit “C”, is a true and correct copy of the current Bylaws of Franchisee, together with all amendments thereto (if any).
4.

Franchisee is duly qualified and authorized to conduct business in the State of Florida. Attached hereto, marked as Exhibit “D”, is a Certificate of Existence issued within the past thirty (30) days by the State of Florida.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this Certificate of Green Brothers Dining Inc. this 3rd day of December, 2018.

GREEN BROTHERS DINING INC.,
a Florida corporation

By:
Name:	W. Kent Taylor
Title:	President and Secretary

Exhibit “A”

Certificate of Resolution

Exhibit “B”

Articles of Incorporation

Exhibit “C”

By-Laws

Exhibit “D”

Certificate of Existence

EXHIBIT E‑2
TO
ASSET PURCHASE AGREEMENT

FORM OF CERTIFICATE OF TEXAS ROADHOUSE, INC.

The undersigned does hereby certify that she is the duly elected, qualified and acting CFO of TEXAS ROADHOUSE, INC., a Delaware corporation, and the undersigned does hereby further certify as follows:

Attached hereto, marked as Exhibit “A”, is a true and correct copy of that certain Board of Directors Resolutions of Texas Roadhouse, Inc. dated August 18, 2016, which were duly and lawfully adopted.  Such consent has not been amended, altered or rescinded and is in full force and effect on the date hereof.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this Certificate of Texas Roadhouse, Inc. this 3rd day of December, 2018.

TEXAS ROADHOUSE, INC.,
a Delaware corporation

By:
Name:	Tonya Robinson
Title:	CFO

Exhibit E-2-1

Exhibit “A”

Certificate of Resolution

Exhibit E-2-2

EXHIBIT E‑3
TO
ASSET PURCHASE AGREEMENT

FORM OF CERTIFICATE OF TEXAS ROADHOUSE HOLDINGS LLC

The undersigned does hereby certify that she is the duly elected, qualified and acting CFO of Texas Roadhouse, Inc., which is the sole manager of TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company, and the undersigned does hereby further certify as follows:

Attached hereto, marked as Exhibit “A”, is a true and correct copy of that certain Board of Directors Resolutions of Texas Roadhouse, Inc. dated August 18, 2016, which were duly and lawfully adopted.  Such consent has not been amended, altered or rescinded and is in full force and effect on the date hereof.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this Certificate of Texas Roadhouse Holdings LLC this 3rd day of December, 2018.

TEXAS ROADHOUSE HOLDINGS LLC,
a Kentucky limited liability company

By:	Texas Roadhouse, Inc.,
a Delaware corporation,
its Manager

By:
	Name:	Tonya Robinson
	Title:	CFO

Exhibit “A”

Certificate of Resolution

EXHIBIT F‑1
TO
ASSET PURCHASE AGREEMENT

FORM OF OFFICER’S CERTIFICATE OF GREEN BROTHERS DINING INC.

This Officer’s Certificate of Green Brothers Dining Inc. (this “Certificate”) is being delivered pursuant to that certain Asset Purchase Agreement by and among Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, Green Brothers Dining Inc., and the other parties named therein, dated December 3, 2018 (the “Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

The undersigned, W. Kent Taylor, does hereby certify that:

1.	He is the duly qualified and acting President and Secretary of Green Brothers Dining Inc., a corporation formed under the laws of the State of Florida (the “Corporation”).
2.

The representations and warranties of the Corporation made in the Agreement are true and correct with the same force and effect as though expressly made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date).

3.

All of the covenants and obligations that the Corporation is required to perform or to comply with pursuant to the Agreement on or before the Closing Date (considered both collectively and individually) have been duly performed, complied with, and satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of the 3rd day of December, 2018.

GREEN BROTHERS DINING INC.,
a Florida corporation

By:
Name:	W. Kent Taylor
Title:	President and Secretary

EXHIBIT F‑2
TO
ASSET PURCHASE AGREEMENT

FORM OF OFFICER’S CERTIFICATE OF TEXAS ROADHOUSE, INC.

This Officer’s Certificate of Texas Roadhouse, Inc. (this “Certificate”) is being delivered pursuant to that certain Asset Purchase Agreement by and among Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, Green Brothers Dining Inc., and the other parties named therein, dated December 3, 2018 (the “Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

The undersigned, Tonya Robinson, does hereby certify that:

1.	She is the duly qualified and acting CFO of Texas Roadhouse, Inc., a corporation formed under the laws of the State of Delaware (the “Corporation”).
2.

The representations and warranties of the Corporation made in the Agreement are true and correct with the same force and effect as though expressly made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date).

3.

All of the covenants and obligations that the Corporation is required to perform or to comply with pursuant to the Agreement on or before the Closing Date (considered both collectively and individually) have been duly performed, complied with, and satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of the 3rd day of December, 2018.

TEXAS ROADHOUSE, INC.,
a Delaware corporation

By:
Name:	Tonya Robinson
Title:	CFO

EXHIBIT F‑3
TO
ASSET PURCHASE AGREEMENT

FORM OF MANAGER’S CERTIFICATE OF TEXAS ROADHOUSE HOLDINGS LLC

This Manager’s Certificate of Texas Roadhouse Holdings LLC (this “Certificate”) is being delivered pursuant to that certain Asset Purchase Agreement by and among Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, Green Brothers Dining Inc., and the other parties named therein, dated December 3, 2018 (the “Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

The undersigned, Tonya Robinson, does hereby certify that:

1.

She is the duly qualified and acting CFO of Texas Roadhouse, Inc., the Manager of Texas Roadhouse Holdings LLC, a limited liability company organized under the laws of the Commonwealth of Kentucky (the “Company”).

2.

The representations and warranties of the Company made in the Agreement are true and correct with the same force and effect as though expressly made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date).

3.

All of the covenants and obligations that the Company is required to perform or to comply with pursuant to the Agreement on or before the Closing Date (considered both collectively and individually) have been duly performed, complied with, and satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of the 3rd day of December, 2018.

TEXAS ROADHOUSE HOLDINGS LLC,
a Kentucky limited liability company

By:	Texas Roadhouse, Inc.,
a Delaware corporation,
its Manager

By:
	Name:	Tonya Robinson
	Title:	CFO

EXHIBIT G
TO
ASSET PURCHASE AGREEMENT

INTENTIONALLY OMITTED

EXHIBIT H
TO
ASSET PURCHASE AGREEMENT

AMENDMENT AND PARTIAL TERMINATION OF OPERATING AGREEMENT

AMENDMENT AND PARTIAL TERMINATION OF OPERATING AGREEMENT

THIS AMENDMENT AND PARTIAL TERMINATION OF OPERATING AGREEMENT (this “Agreement”) is made and entered into this 3rd day of December, 2018 (the “Effective Date”), by and between GREEN BROTHERS DINING INC., a Florida corporation (“Green Brothers”), and TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company (“Holdings”).

WHEREAS, Green Brothers, as Company, and WKT Restaurant Corp. (“Original Manager”), as Manager, entered into that certain Operating and Management Agreement dated April 1996 (as amended from time to time, the “Original Operating Agreement”), whereby Green Brothers engaged Original Manager to provide certain management services for the operation of the Texas Roadhouse restaurant located in Melbourne, Florida, as more particularly set forth in the Original Operating Agreement;

WHEREAS, Green Brothers, as Company, and Holdings (as successor-in-interest to Original Manager), as Manager, entered into that certain Management Fee Agreement dated February 23, 2015 (the “Amended Operating Agreement”), which amended certain provisions in the Original Operating Agreement (the Original Operating Agreement and Amended Operating Agreement, each as otherwise amended or modified from time to time, are hereby collectively referred to as the “Operating Agreement”);

WHEREAS, pursuant to that certain Asset Purchase Agreement dated December 3, 2018 by and among Green Brothers, Holdings and certain other parties, the parties have agreed to amend and terminate a portion of the Operating Agreement, among other things; and

WHEREAS, Green Brothers and Holdings desire to amend and partially terminate the Operating Agreement effective as of the Effective Date.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Green Brothers and Holdings agree as follows:

1. Recitals; Definitions.  The recitals set forth above are true and accurate and are hereby incorporated herein by reference. All capitalized terms contained herein and not otherwise defined shall have the same meaning as such capitalized term is given in the Operating Agreement.

2. Administrative Services; Partial Termination of Services.  From and after the Effective Date, Green Brothers hereby engages Holdings, and Holdings hereby accepts such engagement, to provide any and all administrative, banking, data processing and accounting services for and on behalf of Green Brothers (collectively, the “Administrative Services”). The parties acknowledge and agree that from and after the Effective Date, (i) the scope of services provided by Holdings for Green Brothers under the Operating Agreement is limited solely to the Administrative Services and (ii) any and all other services provided by Holdings for Green Brothers under the Operating Agreement are hereby terminated and shall cease as of the Effective Date.

3. Term. Notwithstanding anything to the contrary contained in the Operating Agreement, the term of the Operating Agreement, as amended hereby, shall continue from and after the Effective Date and shall expire on December 31, 2019. Upon the expiration of such term, the Operating Agreement shall automatically terminate, and the parties shall have no further liabilities or obligations to one another, except those liabilities and obligations which expressly survive such termination.

4. Management Fee. From and after the Effective Date, Green Brothers shall have no obligation to pay to Holdings the Management Fee described in Section 3 of the Amended Operating Agreement, except for any Management Fee becoming due and payable to Holdings prior to the Effective Date.

5. Miscellaneous.  Except as otherwise expressly set forth in this Agreement, the Operating Agreement shall remain in full force and effect according to its terms and shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns.  All terms, covenants, conditions and restrictions under the Operating Agreement, except as modified by this Agreement, are hereby ratified and confirmed. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  This Agreement shall be binding on the parties when executed and delivered by the parties to one another by facsimile and/or other electronic transmission.  The parties hereto each represent and warrant that it has full power and lawful authority to enter into and perform its obligations under this Agreement, and that the person or persons signing on its behalf has been duly authorized to do so. In the event of a conflict between the terms of this Agreement and the Operating Agreement, the terms of this Agreement shall govern. This Agreement shall be construed and governed by the laws of the Commonwealth of Kentucky.

-signatures on the following page-

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

GREEN BROTHERS:

GREEN BROTHERS DINING INC.,
a Florida corporation

By:
Name:	W. Kent Taylor
Title:	President and Secretary

HOLDINGS:

TEXAS ROADHOUSE HOLDINGS LLC,
a Kentucky limited liability company

By:	Texas Roadhouse, Inc.,
a Delaware corporation,
its Manager

By:
	Name:	Tonya Robinson
	Title:	CFO

EXHIBIT I
TO
ASSET PURCHASE AGREEMENT

FORM OF TERMINATION OF FRANCHISE AGREEMENT AND GENERAL RELEASE

THIS TERMINATION OF FRANCHISE AGREEMENT AND GENERAL RELEASE (this “Agreement”) is entered into by and between TEXAS ROADHOUSE DEVELOPMENT CORPORATION, a Kentucky corporation (“Franchisor”), and GREEN BROTHERS DINING INC., a Florida corporation (“Franchisee”).

Recitals

A.

This is the Release referred to in the Asset Purchase Agreement dated December 3, 2018 (the “Purchase Agreement”) by and among Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, Franchisee and the other parties named therein. Capitalized terms used in this agreement without definition shall have the meanings set forth in the Purchase Agreement.

B.	The parties to this Agreement acknowledge that Franchisor is not a party to the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Franchise Agreement and all rights of Franchisee granted therein or ancillary thereto are hereby terminated ipso facto, and without need for any further action, as of Closing.  Any covenants or other terms that survive termination of the Franchise Agreement shall continue in full force and effect in accordance with their terms.

2. Franchisee hereby releases and forever discharges Franchisor, Holdings, Roadhouse, their affiliates, subsidiaries and their respective heirs, successors, members, shareholders, partners, representatives, assigns, agents, officers, directors, independent contractors, servants and employees, in their corporate and individual capacities (“Franchisor Affiliates”), of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, known or unknown, vested or contingent, that Franchisee now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold against Franchisor and its Franchisor Affiliates, arising prior to and including the date of Closing, including, without limitation, any such claims that Franchisee may have against Franchisor and its Franchisor Affiliates (i) arising under the Franchise Agreement, except those surviving the termination of the Franchise Agreement pursuant to the terms hereof and the Purchase Agreement, (ii) arising from the parties’ conduct during the term of the Franchise Agreement, (iii) arising during Franchisee’s operation of the Business, (iv) arising under federal, state and local laws, rules or ordinances, including, but not limited to, federal and state franchise and deceptive trade practice laws, (v) any obligation to refund or otherwise return any part of the franchise fee that Franchisee paid to Franchisor upon the execution of the Franchise Agreement, or (vi) arising under the Operating Agreement.

3. Franchisor hereby releases and forever discharges Franchisee, its affiliates, subsidiaries and their respective heirs, successors, members, managers, shareholders, partners, representatives, assigns, agents, officers, directors, independent contractors, servants and employees, in their corporate and individual capacities (“Franchisee Affiliates”), of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, known or unknown, vested or contingent, that Franchisor now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold against Franchisee and its Franchisee Affiliates, arising prior to and including the date of Closing, including, without limitation, any such claims that Franchisor may have against Franchisee and its Franchisee Affiliates (i) arising under the Franchise Agreement, except those surviving the termination of the Franchise Agreement pursuant to the terms hereof and the Purchase Agreement, (ii) arising from the parties’ conduct during the term of the Franchise Agreement, (iii) arising during Franchisee’s operation of the Business, except as expressly provided in the Purchase Agreement, or (iv) any franchise renewal fee or incremental royalty payments due had the Franchise Agreement been timely renewed, if applicable.  Notwithstanding the foregoing, Franchisor does not release or discharge any claim (a) for any sums due under the Franchise Agreement or any sums due to Franchisor Affiliates for accounts receivables incurred in the ordinary course of Franchisee’s business through and including the termination date or (b) against Franchisee Affiliates except those that specifically relate to the acts and omissions of Franchisee in the operation of the Business.

4. The releases herein shall not apply to any obligations of the parties under the Purchase Agreement.

5. This Agreement is made in the Commonwealth of Kentucky and its provisions shall be governed by and enforced and interpreted under the laws of that State, except that its conflicts of law rules shall be excluded.

—Signatures Appear on Following Page—

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on this 3rd day of December, 2018.

FRANCHISOR:

TEXAS ROADHOUSE DEVELOPMENT CORPORATION,
a Kentucky corporation

By:	/s/ Tonya Robinson
Name:	Tonya Robinson
Title:	Treasurer

FRANCHISEE:

GREEN BROTHERS DINING INC.,
a Florida corporation

By:	/s/ W. Kent Taylor
Name:	W. Kent Taylor
Title:	President and Secretary